Exhibit 99.1

  BreitBurn Energy Partners L.P. Reports Second Quarter 2007 Results
                 in Line with Management Expectations

    LOS ANGELES--(BUSINESS WIRE)--Aug. 14, 2007--BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP), an oil and gas master limited partnership ("MLP") that was formed from the contribution of certain oil and gas properties from the Partnership's predecessor, BreitBurn Energy Company L.P. ("BreitBurn Energy"), today announced results for its second quarter 2007 and filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q.

    Summary of Second Quarter 2007 Results

    Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") totaled $12.2 million. (See "Non-GAAP Financial Measures" and the associated tables for a discussion of management's use of Adjusted EBITDA in this release.)

    Including unrealized losses on derivative instruments of $8.4 million, net loss for the second quarter totaled $1.1 million, or 4 cents per diluted limited partnership unit.

    Hal Washburn, Co-CEO of BreitBurn, said, "Our results for the quarter were in line with management expectations and as a result we are reaffirming the guidance for 2007 that we released on May 29. We are pleased that the two acquisitions we completed in May provided results that led to management's recommendation to the BreitBurn Board of Directors to increase cash distributions. "

    Randy Breitenbach, Co-CEO of BreitBurn said, "We continue to be well positioned to pursue acquisitions that best fit our business model and which are capable of supporting additional increases in our cash distributions."

    Financial and Operating Results:

    The Partnership completed two acquisitions in May of 2007 for approximately $200 million. These acquisitions included certain oil properties and related assets along the Sunniland Trend in south Florida ("the Calumet acquisition") and the majority interest in a partnership that owns the East Coyote and Sawtelle Fields in the Los Angeles Basin in California ("the California acquisition"). Results reported reflect closing dates for the Calumet acquisition and the California acquisition of May 24th and May 25th, respectively. See our 10-Q filing for more details on these acquisitions.

    Production

    During the second quarter, average daily production increased 24% from the first quarter of 2007 to 5,889 boe per day (boe/d). Aggregate production during the second quarter totaled 536,000 boe. Production growth was principally driven by the Calumet and California acquisitions completed in the middle of the second quarter as well as from higher Wyoming production resulting from successful optimization and drilling projects.

    Revenues and Realized Prices

    Excluding the effect of derivatives, our oil, natural gas and natural gas liquid sales were $32.4 million, reflecting the closing of the Calumet and California acquisitions. Specifically, oil sales during the second quarter included 110,000 barrels sold from inventory purchased in the Calumet acquisition. Realized prices during the second quarter were $54.40 per boe. Including the effects of realized gains on derivative instruments, realized prices were $55.80 per boe.

    Lease Operating Expenses

    Lease operating expenses for the second quarter totaled $10.7 million, or $19.98 per boe, and are 10 cents per boe higher than the first quarter and in line with management expectations. For the first quarter, approximately $80,000, or 18 cents per boe, was reclassified from lease operating expenses to operating costs to conform to the lease operating expense presentation required as a result of our Calumet acquisition.

    Depletion, Depreciation and Amortization (DD&A)

    DD&A expense for the second quarter totaled $4.5 million, or $8.42 per boe compared with $3.1 million, or $7.13 per boe, for the first quarter of 2007, reflecting the two acquisitions.

    General and Administrative Expenses (G&A)

    G&A expenses for the second quarter totaled $6.6 million, which included $3.9 million of incentive compensation expenses, and were in line with management expectations. During the first quarter of 2007, G&A expenses totaled $7.5 million, which included $3.5 million of incentive compensation expenses.

    Crude Oil Derivative Instruments

    The Partnership has entered into various derivative instruments to manage exposure to volatility in the market price of crude oil. The Partnership intends to use options (including collars) and fixed price swaps for managing risk relating to commodity prices. A detailed list of the Partnership's contractual positions is included in our Form 10-Q.

    2007 Guidance




                                                    2007 Guidance
                                                ----------------------

Total Net Production (Mboe)                       2,277   -      2,477

Average Daily Production (BOE) (Jun - Dec)        7,240   -      8,175

Average Price of Hedged Volumes                         $67.10

Price Differential %                                18%    -       20%

Operating Expenses ($000's)                     $45,250    -   $47,750

G&A ($000's)                                    $14,000    -   $15,500
(excluding management incentive plans)

G&A - management incentive plans                   (see footnote 1)

Cash Interest Expense ($000's)                          $1,250

Capital Expenditures ($000's)                   $20,700    -   $22,700


(1) The Partnership's management incentive plan is tied to unit price and other metrics. Excluding the impact of any appreciation over the 2006 year-end unit price, management incentive plan expense is estimated to be $3.5 million. The Partnership's unit price at December 31, 2006 and June 30, 2007 was $24.10 and $34.10 per unit, respectively.


    Non-GAAP Financial Measures

    This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles ("non-GAAP") measures to their nearest comparable generally accepted accounting principles ("GAAP") measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts and they are also available on the Partnership's website under the Investor Relations tab.

    Among the non-GAAP financial measures used are "Adjusted EBITDA." This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

    Adjusted EBITDA is presented as management believes it provides additional information and metrics relative to the performance of the Partnership's business, such as the cash distributions we expect to pay to our unitholders, as well as our ability to meet our debt covenant compliance tests. Management believes that these financial measures indicate to investors whether or not cash flow is being generated at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA may not be comparable to a similarly titled measure of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

    The following table presents a reconciliation of the Partnership's consolidated net income to Adjusted EBITDA:



                                          Quarter   Quarter    Six
                                            Ended    Ended    Months
                                           June 30, March 31,  Ended
                                                              June 30,
Thousands of dollars                        2007     2007      2007
----------------------------------------- -------- --------- ---------
Reconciliation of consolidated net income to Adjusted EBITDA:
Net income                                $(1,068) $ (4,756) $ (5,824)
Unrealized loss on derivative instruments   8,373     9,696    18,069
Depreciation expense                        4,511     3,087     7,598
Interest and other financing costs            603       498     1,101
Income tax provision                         (215)      (97)     (312)

----------------------------------------- -------- --------- ---------
Adjusted EBITDA                           $12,204  $  8,428  $ 20,632
========================================= ======== ========= =========

                                          Quarter   Quarter    Six
                                            Ended    Ended    Months
                                           June 30, March 31,  Ended
                                                              June 30,
Thousands of dollars                        2007     2007      2007
----------------------------------------- -------- --------- ---------
Reconciliation of net cash from operating activities to Adjusted
 EBITDA:
Net cash from operating activities        $13,568  $ 13,421  $ 26,989
Add:
Increase(decrease) in assets net of
 liabilities relating to operating
 activities                                (6,731)  (15,133)  (21,864)
Unrealized loss on derivative instruments   8,373     9,696    18,069
Cash interest expense                         651       143       794
Equity in earnings from affiliates, net       (12)      (82)      (94)
Stock based compensation, net of payments  (4,072)      183    (3,889)
Other                                         427       200       627

----------------------------------------- -------- --------- ---------
Adjusted EBITDA                           $12,204  $  8,428  $ 20,632
========================================= ======== ========= =========


    Cash Distribution

    Today, the Partnership paid a cash distribution of approximately $12.4 million, or $0.4225 per common unit, to its general partner and common unitholders of record as of the close of business on August 7, 2007.

    Conference Call

    As announced on August 6, 2007, BreitBurn Energy Partners L.P. will host an investor conference call to discuss the Partnership's results today at 5 p.m. (Eastern). Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 877-704-5379 (international callers dial +1 913-312-1293) a few minutes prior to register. Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through Tuesday, August 21, by dialing 888-203-1112 (international callers dial +1 719-457-0820) and entering replay PIN 4144015, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). BreitBurn Energy Partners L.P. will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

    About BreitBurn Energy Partners L.P.

    BreitBurn Energy Partners L.P. is an independent oil and gas MLP, formed by a subsidiary of Provident Energy Trust, focused on the acquisition, exploitation and development of oil and gas properties. The Partnership's assets consist primarily of producing and non-producing crude oil reserves located in the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Permian Basin in West Texas and the Sunniland Trend in south Florida. Additional information is available at www.breitburn.com.

    Cautionary Statement Relevant to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities
Litigation Reform Act of 1995

    This press release contains forward-looking statements relating to the Partnership's operations that are based on management's current expectations, estimates and projections about its operations. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "schedules," "estimated," and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Among the factors contained in these forward-looking statements are uncertainties as to the actual amount and timing of the Partnership's transition costs from a private entity to a publicly held MLP. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

    Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are crude oil and natural gas prices; the competitiveness of alternate energy sources or product substitutes; technological developments; potential disruption or interruption of the Partnership's net production due to accidents or severe weather; the effects of changes in accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading "Risk Factors" in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, and other filings with the Securities and Exchange Commission. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

    BBEP-IR



           BreitBurn Energy Partners L.P. and Subsidiaries
           Unaudited Consolidated Statements of Operations


                  Successor    Predecessor   Successor    Predecessor
                 ------------ ------------- ------------ -------------
                 Three Months Three Months   Six Months   Six Months
                 Ended June    Ended June   Ended June    Ended June
                      30,          30,           30,          30,
Thousands of
 dollars, except
 per unit
 amounts             2007         2006          2007         2006
---------------- ------------ ------------- ------------ -------------

Revenues and other income items:
Oil, natural gas
 and natural gas
 liquid sales    $    32,413  $     37,848  $    53,802  $     69,429
Losses on
 derivative
 instruments,
 net                  (7,551)      (13,725)     (14,219)      (19,657)
Other revenue,
 net                     237           268          478           536
                 ------------ ------------- ------------ -------------
    Total
     revenues
     and other
     income
     items            25,099        24,391       40,061        50,308
Operating costs and expenses:
Operating costs       14,604        10,883       23,296        22,212
Depletion,
 depreciation
 and
 amortization          4,511         3,527        7,598         7,007
General and
 administrative
 expenses              6,633         7,863       14,136        12,187
                 ------------ ------------- ------------ -------------
Total operating
 costs and
 expenses             25,748        22,273       45,030        41,406

                 ------------ ------------- ------------ -------------
Operating income
 (loss)                 (649)        2,118       (4,969)        8,902
                 ------------ ------------- ------------ -------------

Interest and
 other financing
 costs, net              603           965        1,101         1,696
Other expenses,
 net                      21            47           56            96
                 ------------ ------------- ------------ -------------

Income (loss)
 before taxes
 and minority
 interest             (1,273)        1,106       (6,126)        7,110
                 ------------ ------------- ------------ -------------

Income tax
 expense
 (benefit)              (215)            -         (312)            -
Minority
 interests                10          (853)          10        (1,258)
                 ------------ ------------- ------------ -------------

Net income (loss)
 before change in
 accounting
 principle            (1,068)        1,959       (5,824)        8,368
                 ------------ ------------- ------------ -------------

Cumulative
 effect of
 change in
 accounting
 principle                 -             -            -           577
                 ------------ ------------- ------------ -------------

Net income
 (loss)          $    (1,068) $      1,959  $    (5,824) $      8,945
                              =============              =============

General
 Partner's
 interest in net
 (loss)                  (16)                      (111)

                 ------------               ------------
Net loss
 available to
 common
 unitholders     $    (1,052)               $    (5,713)
                 ============               ============

Basic net income
 (loss) per unit $     (0.04) $       0.01  $     (0.24) $       0.05
                 ============ ============= ============ =============
Diluted net
 income (loss)
 per unit        $     (0.04) $       0.01  $     (0.24) $       0.05
                 ============ ============= ============ =============
Weighted average number of units used to calculate:
   Basic net
    income per
    unit          24,816,419   179,795,294   23,396,088   179,795,294
                 ============ ============= ============ =============
   Diluted net
    income per
    unit          24,816,419   179,795,294   23,396,088   179,795,294
                 ============ ============= ============ =============




           BreitBurn Energy Partners L.P. and Subsidiaries
                Unaudited Consolidated Balance Sheets

                                                Successor  Successor
                                                --------- ------------
                                                June 30,  December 31,
Thousands of dollars                              2007        2006
----------------------------------------------- --------- ------------
ASSETS
Current assets:
   Cash and cash equivalents                    $  1,041  $        93
   Accounts receivable, net                       19,554       10,356
   Non-hedging derivative instruments                  -        3,998
   Related party receivables                       2,301        6,209
   Inventory                                       7,672            -
   Prepaid expenses                                2,342          215
   Intangibles - current portion                   1,126            -
   Other current assets                              160           85
                                                --------- ------------
                    Total current assets          34,195       20,956
Investments                                          235          142
Property, plant and equipment
   Oil and gas properties                        436,143      203,911
   Non-oil and gas assets                          1,243          569
                                                --------- ------------
                                                 437,386      204,480
   Accumulated depletion and depreciation        (25,727)     (18,610)
                                                --------- ------------
       Net property, plant and equipment         411,659      185,870
Other long-term assets
   Intangibles                                     2,144            -
   Other long-term assets                            226          276

                                                --------- ------------
Total assets                                    $448,460  $   207,244
                                                ========= ============
LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
   Accounts payable                             $  8,091  $     3,308
   Book overdraft                                  1,850        2,036
   Non-hedging derivative instruments              5,157            -
   Related party payables                          7,996        5,913
   Accrued liabilities and other current
    liabilities                                    5,763        2,201
                                                --------- ------------
                    Total current liabilities     28,857       13,458
Long-term debt (note 8)                           13,500        1,500
Long-term related party payables                   1,911          467
Deferred income taxes                              3,763        4,303
Asset retirement obligation                       15,353       10,253
Non-hedging derivative instruments                 8,969           55
Other long-term liability                            440            -
                                                --------- ------------
                    Total liabilities             72,793       30,036
Minority interest                                    497            -
Commitments and contingencies
Partners' equity                                 375,170      177,208

                                                --------- ------------
Total liabilities and partners' equity          $448,460  $   207,244
                                                ========= ============




           BreitBurn Energy Partners L.P. and Subsidiaries
            Unaudited Consolidated Statement of Cash Flows

                                           Successor     Predecessor
                                         -------------- --------------
                                           Six Months     Six Months
                                         Ended June 30, Ended June 30,
Thousands of dollars                          2007           2006
---------------------------------------- -------------- --------------

Cash flows from operating activities
Net income (loss)                        $      (5,824) $       8,945
Adjustments to reconcile to cash flow from operating activities:
  Depletion, depreciation and
   amortization                                  7,598          7,007
  Deferred stock based compensation              7,566          6,152
  Stock based compensation paid                 (3,677)        (3,343)
  Equity in earnings of affiliates, net
   of dividends                                    (94)           (21)
  Deferred income tax                             (540)             -
  Minority interests                                10         (1,258)
  Cumulative effect of change in
   accounting principle                              -           (577)
  Other                                             86            302
Changes in net assets and liablities:
  Increase in accounts receivable and
   other assets                                 (4,876)        (2,232)
  Decrease in inventory                          2,862              -
  Due to (from) related parties                  2,342              -
  Increase in accounts payable and other
   liabilities                                  21,536         17,305
                                         -------------- --------------
Net cash provided by operating
 activities                                     26,989         32,280
                                         -------------- --------------
Cash flows from investing activities
  Capital expenditures                         (11,250)       (26,477)
  Property acquisitions                       (230,989)             -
  Proceeds from sale of assets, net                  -          1,752
  Payments of acquisition transaction
   costs                                             -            (79)
                                         -------------- --------------
   Net cash used by investing activities      (242,239)       (24,804)
                                         -------------- --------------
Cash flows from financing activities
  Issuance of common units                     222,000              -
  Repayments of initial distributions by
   predecessor members                             581              -
  Distributions                                (18,197)             -
  Proceeds from the issuance of long-
   term debt                                    76,500         55,000
  Repayments of long-term debt                 (64,500)       (46,000)
  Book overdraft                                  (186)         2,156
  Distributions paid to the predecessor
   members                                           -        (20,659)
  Cash contributed by minority interest              -          1,199
  Payment of offering costs                          -         (1,331)
                                         -------------- --------------
    Net cash provided (used) by
     financing activities                      216,198         (9,635)
                                         -------------- --------------
Increase (decrease) in cash                        948         (2,159)
Cash beginning of period                            93          2,740
                                         -------------- --------------
Cash end of period                       $       1,041  $         581
                                         ============== ==============

    CONTACT: BreitBurn Energy Partners L.P.
             James G. Jackson, 213-225-5900 ext. 273
             Executive Vice President and Chief Financial Officer